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                                                                    EXHIBIT 10.1

(APSERVICES LLC LOGO)                            Detroit New York Chicago Dallas

January 19, 2007

Board of Directors
Tecumseh Products Company
100 E. Patterson Street
Tecumseh, MI 49286

Re: Interim Management, Final Advisory and Consulting Services - First Addendum

Gentlemen:

This letter represents the first addendum (the "First Addendum") to the agreement between AP Services, LLC, a Michigan limited liability company ("APS") and Tecumseh Products Company ("TPC" or the "Company") dated December 7, 2006 (the "Engagement Letter.") Unless otherwise modified herein, the terms and conditions of the Engagement Letter remain in full force and effect.

THIS FIRST ADDENDUM ADDS THE FOLLOWING TASKS TO THE ENGAGEMENT LETTER, AMENDS THE RATES FOR MESSRS. BONSALL AND BUSCH AND INCREASES THE AMOUNT OF THE RETAINER.

                              OBJECTIVES AND TASKS

The following tasks are incremental to those outlined in the Engagement Letter:

APS will provide James Bonsall to serve as the Company's President and Chief Operating Officer ("President"). Reporting relationships of the President and the other Company personnel will be as established by the Board of Directors. APS may provide additional resources including a cash manager and up to two operational consultants. Jim Bonsall as well as all APS personnel regardless of designation or title will be deemed to be temporary staff ("Temporary Staff") of the Company.

Working collaboratively with the Board of Directors and other Company professionals, Mr. Bonsall will assist the Company in evaluating and implementing strategic and tactical options for performance improvement. Mr. Bonsall will:

- Perform functions typically assigned to the President and Chief Operating Officer in accordance with the Bylaws of the Company.

- Continue his role as President-Engine & Transmission Group until a replacement is found.

In addition, the Temporary Staff will work with the Company and its team to do the following:

2000 Town Center | Suite 2400 | Southfield, MI | 48075 | 248.358.4420 |
248.358.1969 fax | www.alixpartners.com
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(APSERVICES LLC LOGO)

Tecumseh Products Company
January 19, 2007
Page 2


- Analyze cash sources and identify potential additional sources of cash including opportunities to reduce worldwide inventories.

- Develop and oversee the implementation of an operational restructuring plan that is designed to streamline the Company's cost base and efficiency of operations. Our initial focus will be on the Company's compressor operations in Brazil and electrical operations in Mexico.

- Assist with such other matters as may be requested that fall within APS' expertise and that are mutually agreeable.

- Bob Busch shall continue his role as Vice President Finance, Engine & Transmission Group until a replacement is found.

                                RETAINER AND FEES

In addition to the Retainer paid in accordance with the Engagement Letter, the Company shall pay APS an additional $200,000 for a total Retainer of $800,000 to be applied against Fees and Expenses as set forth in the Engagement Letter and its General Terms and Conditions.

Professional fees under this First Addendum are limited to $663,000 monthly plus expenses. For the purpose of clarity, fees for Bob Busch acting in his role of VP-Finance Engine and Transmission Group will not be subject to this maximum.

Subject to the General Terms and Conditions, this First Addendum shall expire June 30, 2007.

We confirm that neither APS nor any affiliate of APS shall participate in any sales transaction as a purchaser of the Company, its assets or any of its operating units.

                                      * * *

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(APSERVICES LLC LOGO)

Tecumseh Products Company
January 19, 2007
Page 3


If these terms meet with your approval, please sign and return the enclosed copy of the First Addendum and wire transfer the amount to increase the Retainer.

We look forward to our continuing relationship with you.

Sincerely yours,

AP SERVICES, LLC

James J. Bonsall
Managing Director

Acknowledged and Agreed to:
TECUMSEH PRODUCTS COMPANY


By:
    ---------------------------------
Its:
     --------------------------------
Dated:
       ------------------------------

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                                AP SERVICES, LLC
                     EMPLOYMENT BY TECUMSEH PRODUCTS COMPANY

                                 FIRST ADDENDUM
                                    EXHIBIT A

                               TEMPORARY EMPLOYEES
                  INDIVIDUALS WITH EXECUTIVE OFFICER POSITIONS

                                                                  COMMITMENT
                                                                  FULL(1) OR
     NAME                  DESCRIPTION             HOURLY RATE   PART(2)TIME
-------------   --------------------------------   -----------   -----------
James Bonsall   President and Chief  Operating        $750           Full
                Officer

           WITH THE EXCEPTION OF BOB BUSCH, ADDITIONAL TEMPORARY STAFF

                                                                  COMMITMENT
                                                                  FULL(1) OR
     NAME                  DESCRIPTION             HOURLY RATE   PART(2)TIME
-------------   --------------------------------   -----------   -----------
Robert Busch    Cash Management-Director              $600           Full
TBD             Operations Consultation-Managing    $500-$600        Full
                Director -Director (Juarez)
TBD             Operations Consultation-Managing    $500-$600        Full
                Director -Director (Sao Carlos)

(1)  Full time is defined as substantially full time.

(2) Part time is defined as approximately 2-3 days per week, with some weeks more or less depending on the needs and issues facing the Company at that time.